Exhibit (l)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 9, 2023 relating to the financial statements of Teachers Insurance and Annuity Association of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, New York

April 26, 2023

Exhibit (l)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 26, 2023 relating to the financial statements of each of the sub-accounts of TIAA Separate Account VA-3 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Charlotte, North Carolina

April 26, 2023